 EXHIBIT 99.1

Citizens Community Bancorp, Inc. Earns $953,000 For Quarter Ending March 31, 2019;
Loans up 3% From Quarter Ended December 31, 2018

EAU CLAIRE, WI, April 26, 2019 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or "CCFBank"), today reported earnings of $953,000, or $0.09 per diluted share for the quarter ended March 31, 2019, compared to $1.26 million, or $0.12 per diluted share for the previous quarter ended December 31, 2018. The current quarter’s operations reflected merger related costs, financial reporting expenses associated with changing our year end and higher loan loss provisions related to a growing loan portfolio and specific reserves related to a dairy loan and modest increases to specific reserves due to methodology enhancements.
"We continue to build momentum in our banking platform. Despite a harsh winter, our pipeline for new loans is healthy,” said Stephen Bianchi, Chairman, President and Chief Executive Officer. “We are seeing better community recognition of our brand while our efforts to better staff branches, train our team and leverage our name through acquisitions are beginning to pay dividends with solid organic loan and deposit growth. We completed the conversion of the United Bank data systems in February and expect to close the acquisition of F. & M. Bancorp. of Tomah, Inc. this summer."
Net income as adjusted (non-GAAP)1 was $1.82 million, or $0.17 per diluted share for the quarter ended March 31, 2019, compared to $2.19 million, or $0.20 per diluted shares for the quarter ended December 31, 2018. Net income as adjusted (non-GAAP)1 excludes (1) merger and branch closure expenditures, (2) certain audit and financial reporting costs related to the change in year end, (3) initial Sarbanes-Oxley Act ("SOX") implementation costs, which are higher than the forecasted ongoing run rate, as well as (4) the net impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act") which are itemized on the accompanying financial table "Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)1.
March 31, 2019 Highlights: (as of or for the periods ended March 31, 2019, compared to December 31, 2018 and /or September 30, 2018)

•
Our Community Banking loan portfolio, consisting of commercial, agricultural and consumer loans, increased $41 million, or 5.7%, as of March 31, 2019, while our Legacy Loan portfolio of indirect paper and one-to-four family loans, declined $14 million from December 31, 2018. Gross loan growth for the quarter was $27 million or a 3% quarterly growth rate.

•
Merger related costs were $659,000 for the quarter ended March 31, 2019, while audit and financial reporting costs of $358,000 were realized associated with changing our fiscal year end to December 31.

•
Nonperforming assets, delinquencies and troubled debt restructures typically increase in the next couple of quarters following a merger due to updated reporting and risk rating of the loan portfolio to CCFBank standards. We experienced this again as nonperforming assets increased to 1.03% of total assets at March 31, 2019, from 0.83% of total assets at December 31, 2018. Total impaired loans, which included trouble debt restructured loans, purchased credit impaired loans and substandard non-performing loans, was $50 million at March 31, 2019, compared to $47 million at December 31, 2018.

•
Loan loss provisions were $1.225 million for the quarter ended March 31, 2019. Provision expense for the quarter of approximately (1) $600,000 was due to newly originated loan growth reflecting strong organic loan growth, (2) $122,000 was due to net charge offs for the quarter and (3) $500,000 was due to increases in specific reserves on impaired credits.

•
The quarter was impacted by our typical first quarter slowdown due to weather and fewer days within the quarter relative to the prior quarter. As a result, net pretax income reductions occurred in the following: (1) net interest income was approximately $220,000 lower due to fewer days, (2) deposit service charges were $70,000 lower, (3) gain on sale of loans was $80,000 lower and (4) payroll tax expense was higher by $75,000 due to payroll expense seasonality. These reductions in net pretax income were partially offset by lower compensation expense of approximately $100,000 due to fewer business days within the quarter. In total, these items were approximately $365,000 lower, pretax, than the previous calendar quarter. Additionally, the Bank recorded a one-time charge of approximately $160,000 related to Wisconsin domicile taxes associated with the Bank's initial public offering in 2006.

•
The stabilized interest rate environment helped to reduce the accumulated other comprehensive loss in equity from $1.8 million at December 31, 2018 to $722,000 at March 31, 2019. At September 30, 2018, the accumulated other comprehensive loss was $2.7 million.

Estimated Bank and Company capital ratios exceeded regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at March 31, 2019:

	Citizens Community Federal N.A.	Citizens Community Bancorp, Inc.	To Be Well Capitalized Under Prompt Corrective Action Provisions
Tier 1 leverage ratio (to adjusted total assets)	9.6%	7.9%	5.0%
Tier 1 capital (to risk weighted assets)	11.9%	9.8%	8.0%
Common equity tier 1 capital (to risk weighted assets)	11.9%	9.8%	6.5%
Total capital (to risk weighted assets)	12.7%	12.2%	10.0%

Balance Sheet and Asset Quality Review
Total assets were $1.327 billion at March 31, 2019, compared to $1.288 billion at December 31, and $975 million at September 30, 2018. Strong organic loan and deposit growth largely supported the increase in assets in the current quarter. The asset growth from September 30, 2018 through December 31, 2018 was mainly due to the acquisition of United Bank as well as approximately $30 million in organic loan growth.

Total loans were $1.02 billion at March 31, 2019, compared to $993 million at December 31, 2018. Community Banking loans increased $41 million to $759 million at March 31, 2019, from $718 million at December 31, 2018, and more than offset the planned runoff of Legacy Loans. The growth was centered in CRE, multifamily and construction and land development loans in various stages. Legacy loans decreased $14 million to $267 million at March 31, 2019, from $281 million at December 31, 2018.

At March 31, 2019, total gross Community Banking portfolio loans, consisting of commercial, agricultural and consumer loans, represented 74% of gross loans, while the gross Legacy Loan portfolio of indirect paper and one-to-four family loans was 26% of gross loans. One year earlier, the Community Banking portfolio loans totaled 58% of gross loans.

The allowance for loan and lease losses increased to $8.7 million, at March 31, 2019, representing 0.85% of total loans, compared to $7.6 million and 0.77% of total loans at December 31, 2018. Approximately 35% of the Bank's loan portfolio represents acquired performing loans and marked to fair value as of the acquisition date, with a remaining $4.1 million purchase-discount related to credit impaired acquired loans. Net charge offs were $122,000 for the quarter ended March 31, 2019, compared to $94,000 for the quarter ended December 31, 2018.

Nonperforming assets increased to $13.7 million, or 1.03% of total assets at March 31, 2019, compared to $10.7 million or 0.83% of total assets at December 31, 2018. The increase primarily relates to the dairy credit discussed above and increases in loan relationships aggregating $550,000 or less partially offset by the reduction in foreclosed assets.

Securities available for sale increased $13 million to $160 million at March 31, 2019, from $147 million at December 31, 2018, as the Bank increased on-balance sheet liquidity modestly.

Other assets increased to $10 million at March 31, 2019, from $3 million at December 31, 2018, due primarily to the adoption of new accounting standards requiring asset recognition for operating leases which totaled $5 million at March 31, 2019.

Deposits increased $23 million to $1.03 billion at March 31, 2019. The deposit growth was primarily from our commercial area in money market accounts, along with retail certificate of deposit growth, which helped offset the reduction in brokered and listing service deposits of $16 million and $2 million, respectively, at March 31, 2019 compared to December 31, 2018. As of March 31, 2019, our brokered and listing service deposits were $39 million and $7 million, respectively.

Other liabilities increased by $2 million to $10 million, at March 31, 2019, due primarily to the new accounting standard related to liability recognition of operating leases which totaled $5 million at March 31, 2019.

Total stockholders’ equity increased to $138.4 million at March 31, 2019, from $138.2 million one quarter earlier, as the Company benefitted from the addition of earnings and a reduction in accumulated other comprehensive loss, mainly due to lower long-term interest rates, offset by the annual common stock dividend payment. Tangible book value per share (non-GAAP)2 was $9.07 at March 31, 2019, compared to $9.06 at December 31, 2018. Tangible common equity (non-GAAP)2 as a percent of tangible assets (non-GAAP) was 7.74% at March 31, 2019, compared to 7.94% at December 31, 2018 and 6.26% one year earlier.

Review of Operations

Net interest income was $10.06 million for the first quarter of 2019, compared to $10.04 million for the fourth quarter of 2018, and $7.36 million for the first quarter a year ago. The net interest margin (“NIM”) decreased to 3.43% for the quarter ended March 31, 2019 compared to 3.56% in the preceding quarter and 3.40% for the like quarter one year earlier. For the preceding quarter, the Company’s net interest margin benefited from $235,000, or 8 bp, of interest income realized on the payoff of classified loans, compared to $15,000, or 1 bp, in the current quarter. Scheduled accretion for acquired loans, was $194,000, $182,000, and $142,000 for the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively. The impact on margin was 1 bp at March 31, 2019 and 8 bp at December 31, 2018. Increased deposit costs more than offset higher asset yields, which resulted in the remainder of the decline in NIM.

Loan loss provisions were $1.225 million for the quarter ended March 31, 2019. Provision expense for the quarter of approximately (1) $600,000 was due to newly originated loan growth reflecting strong organic loan growth, (2) $122,000 was due to net charge offs for the quarter and (3) $500,000 was due to increases in specific reserves on impaired credits. Provision expense was higher mainly due to increasing specific reserves. The largest specific reserve was established on a single dairy relationship of approximately $350,000 or $0.02 per share, whose status changed to nonaccrual during the quarter ended March 31, 2019. While the agricultural sector is currently challenged, the issues on this specific credit were isolated and are being addressed. Management believes its agricultural lending processes remain prudent and there is no evidence to suggest systemic problems.
Additionally, approximately half of the specific reserves increase was due to enhancements on various impaired loans.

Total non-interest income was $2.33 million for the quarter ended March 31, 2019 compared to $2.53 million for the quarter ended December 31, 2018 and $1.68 million one year earlier. The slight decline in non-interest income relates partially to the seasonality of gains recognized on the sale of loans into the secondary market and service charges on deposit accounts.

Total non-interest expense was $9.89 million for the first quarter of 2019, compared to $9.79 million on a linked quarter basis and $7.10 million for the first quarter a year ago. Total non-interest expense for the current quarter reflects lower compensation and benefit expenses which decreased to $4.71 million for the quarter ended March 31, 2019, from $4.95 million for the quarter ended December 31, 2018.

Compensation and benefits expense decreased $240,000 in the current quarter. During the current quarter, merger related compensation expense decreased by approximately $280,000. Two fewer business days in the quarter resulted in $100,000 less compensation expense, offset by higher seasonal payroll tax expense of $75,000. This net decrease was partially offset by higher compensation costs related to the full quarter impact of United Bank, and reduced by lower health care costs and reductions in FTE's.

Additionally, professional fees declined from $1.12 million for the quarter ended December 31, 2018 to $825,000 for the quarter ended March 31, 2019, due to changes in professional fees discussed below and normal fiscal year audit expenses in the quarter ended December 31, 2018.

Increase in other expense includes a one-time charge of approximately $160,000 related to Wisconsin domicile taxes associated with the Bank's initial public offering in 2006 and an additional one-time charge of approximately $140,000 related to Wisconsin domicile taxes arising from our 2018 United Bank Acquisition.

Merger related expenses incurred this quarter and included in the consolidated statement of operations consisted of the following: (1) $74,000 recorded in compensation and benefits, (2) $204,000 recorded in professional services and (3) $381,000 recorded in other non-interest expense. Branch closure costs incurred this quarter consisted of $4,000 recorded in professional services and $11,000 recorded in other non-interest expense in the consolidated statement of operations. Audit and financial reporting expenses, related to our year end change, consisted of $358,000 recorded in professional services in the consolidated statement of operations during the quarter ended March 31, 2019.

Merger related expenses incurred in the quarter ended December 31, 2018 and included in the consolidated statement of operations consisted of the following: (1) $352,000 recorded in compensation and benefits, (2) $580,000 recorded in professional services and (3) $125,000 recorded in other non-interest expense. Branch closure costs incurred in the quarter ended December 31, 2018 consisted of $9,000 recorded in professional services and $3,000 recorded in other non-interest expense in the consolidated statement of operations. Audit and financial reporting expenses, related to our year end change, consisted of $135,000 recorded in professional services in the consolidated statement of operations during the quarter ended December 31, 2018.

The effective tax rate declined to 25.3% for the quarter ended March 31, 2019 from 30.8% the previous quarter. Provisions for income taxes were $322,000 for the quarter ended March 31, 2019 compared to $561,000 for the quarter ended December 31, 2018. The higher effective tax rate for the quarter ended December 31, 2018 was partially the result of non-deductible tax expenses related to the United Bank acquisition and the true-up of the Company's net deferred tax asset. Tax expense for the quarter ended December 31, 2018, includes the impact of $461,000 of tax non-deductible merger expenses.

These financial results are preliminary until the Form 10-Q is filed in May 2019.
About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 26 branch locations, along with one branch in Michigan which the Company has a signed agreement to sell. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, Ag operators and consumers, including one-to-four family mortgages.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include the conditions in the financial markets and economic conditions generally; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; risks related to the success of the acquisition of F. & M. Bancorp. of Tomah, Inc. ("F&M") through merger (the “F&M Merger”) and integration of F&M into the Company’s operations; the risk that the F&M Merger may be more difficult, costly or time consuming or that the expected benefits are not realized; the risk that the combined company may be unable to retain the Company and/or F&M personnel successfully after the F&M Merger is completed; the risk that regulatory approvals needed effect the F&M Merger may not be received, may take longer than expected or may impose unanticipated conditions; the possibility that the F&M Merger Agreement may be terminated in accordance with its terms and may not be completed in the anticipated timeframe or at all; the risk that if the F&M Merger were not completed it could negatively impact the stock price and the future business and financial results of the Company; the transaction and merger-related costs in connection with the F&M Merger; litigation relating to the F&M Merger, which could require the Company and F&M to incur significant costs and suffer management distraction, as well as delay and/or enjoin the F&M Merger; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; changes in federal or state tax laws; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the transition period ended December 31, 2018 filed with the Securities and Exchange Commission ("SEC") on March 8, 2019 and the Company's subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, tangible book value per share and tangible common equity as a percent of tangible assets, which management believes may be helpful in understanding the Company's results of operations or financial position and comparing results over different periods.
Net income as adjusted is a non-GAAP measure that eliminates the impact of certain expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees and the net impact of the Tax Cuts and Jobs Act of 2017, which management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Tangible book value per share and tangible common equity as a percent of tangible assets are non-GAAP measures that eliminate the impact of preferred stock equity, goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.
Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.
Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands)

	March 31, 2019 (unaudited)	December 31, 2018 (audited)	September 30, 2018 (audited)	March 31, 2018 (unaudited)
Assets
Cash and cash equivalents	$41,358	$45,778	$34,494	$31,468
Other interest bearing deposits	6,235	7,460	7,180	8,399
Securities available for sale "AFS"	160,201	146,725	118,482	118,314
Securities held to maturity "HTM"	4,711	4,850	4,619	5,013
Equity securities with readily determinable fair value	182	—	—	—
Non-marketable equity securities, at cost	11,206	11,261	7,218	7,707
Loans receivable	1,019,678	992,556	759,247	721,128
Allowance for loan losses	(8,707)	(7,604)	(6,748)	(5,887)
Loans receivable, net	1,010,971	984,952	752,499	715,241
Loans held for sale	1,231	1,927	1,917	1,520
Mortgage servicing rights	4,424	4,486	1,840	1,849
Office properties and equipment, net	13,487	13,513	10,034	9,151
Accrued interest receivable	4,369	4,307	3,600	3,251
Intangible assets	7,174	7,501	4,805	5,126
Goodwill	31,474	31,474	10,444	10,444
Foreclosed and repossessed assets, net	2,100	2,570	2,768	7,080
Bank owned life insurance	17,905	17,792	11,661	11,502
Other assets	9,562	3,328	3,848	4,318
TOTAL ASSETS	$1,326,590	$1,287,924	$975,409	$940,383
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,030,649	$1,007,512	$746,529	$748,615
Federal Home Loan Bank advances	122,828	109,813	63,000	85,000
Other borrowings	24,675	24,647	24,619	29,479
Other liabilities	10,058	7,765	5,414	3,780
Total liabilities	1,188,210	1,149,737	839,562	866,874
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,990,033; 10,953,512, 10,913,853; and 5,902,481 shares issued and outstanding, respectively	110	109	109	59
Additional paid-in capital	125,940	125,512	125,063	63,575
Retained earnings	14,008	15,264	14,003	12,401
Unearned deferred compensation	(956)	(857)	(622)	(515)
Accumulated other comprehensive loss	(722)	(1,841)	(2,706)	(2,011)
Total stockholders’ equity	138,380	138,187	135,847	73,509
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,326,590	$1,287,924	$975,409	$940,383
Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	March 31, 2019 (unaudited)	December 31, 2018 (audited)	March 31, 2018 (unaudited)	September 30, 2018 (audited)
Interest and dividend income:
Interest and fees on loans	$12,414	$11,839	$8,539	$35,539
Interest on investments	1,304	1,208	813	3,357
Total interest and dividend income	13,718	13,047	9,352	38,896
Interest expense:
Interest on deposits	2,593	2,131	1,250	5,543
Interest on FHLB borrowed funds	661	482	314	1,310
Interest on other borrowed funds	402	394	432	1,740
Total interest expense	3,656	3,007	1,996	8,593
Net interest income before provision for loan losses	10,062	10,040	7,356	30,303
Provision for loan losses	1,225	950	100	1,300
Net interest income after provision for loan losses	8,837	9,090	7,256	29,003
Non-interest income:
Service charges on deposit accounts	550	619	430	1,792
Interchange income	338	336	302	1,284
Loan servicing income	554	510	346	1,379
Gain on sale of loans	308	388	189	943
Loan fees and service charges	128	273	87	521
Insurance commission income	184	162	187	720
Gains (losses) on investment securities	34	—	(21)	(17)
Other	236	238	155	748
Total non-interest income	2,332	2,526	1,675	7,370
Non-interest expense:
Compensation and benefits	4,706	4,946	3,806	14,979
Occupancy	954	808	761	2,975
Office	522	464	426	1,715
Data processing	987	993	733	2,928
Amortization of intangible assets	327	325	161	644
Amortization of mortgage servicing rights	191	175	76	335
Advertising, marketing and public relations	203	226	146	745
FDIC premium assessment	94	144	115	472
Professional services	825	1,118	323	2,323
(Gains) losses on repossessed assets, net	(37)	(30)	—	535
Other	1,122	625	556	2,113
Total non-interest expense	9,894	9,794	7,103	29,764
Income before provision for income taxes	1,275	1,822	1,828	6,609
Provision for income taxes	322	561	487	2,326
Net income attributable to common stockholders	$953	$1,261	$1,341	$4,283
Per share information:
Basic earnings	$0.09	$0.12	$0.23	$0.72
Diluted earnings	$0.09	$0.12	$0.23	$0.58
Cash dividends paid	$0.20	$—	$0.20	$0.20
Book value per share at end of period	$12.59	$12.62	$12.45	$12.45
Tangible book value per share at end of period (non-GAAP)	$9.07	$9.06	$9.82	$11.05
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP):

	Three Months Ended			Twelve Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018	September 30, 2018

GAAP earnings before income taxes	$1,275	$1,822	$1,828	$6,609
Merger related costs (1)	659	1,057	10	463
Branch closure costs (2)	15	12	1	26
Audit and Financial Reporting (3)	358	135	—	—
Net income as adjusted before income taxes (4)	2,307	3,026	1,839	7,098
Provision for income tax on net income as adjusted (5)	484	832	451	1,739
Tax Cuts and Jobs Act of 2017 (6)	—	—	—	338
Total Provision for income tax	484	832	451	2,077
Net income as adjusted after income taxes (non-GAAP) (4)	$1,823	$2,194	$1,388	$5,021
GAAP diluted earnings per share, net of tax	$0.09	$0.12	$0.23	$0.58
Merger related costs, net of tax (1)	0.05	0.07	—	0.06
Branch closure costs, net of tax	—	—	—	—
Audit and Financial Reporting	0.03	0.01	—	—
Tax Cuts and Jobs Act of 2017 tax provision (6)	—	—	—	0.04
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.17	$0.20	$0.23	$0.68

Average diluted shares outstanding	10,986,466	10,967,386	5,932,342	7,335,247

(1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees, compensation and other non-interest expense in the consolidated statement of operations and include costs of $119,000, $461,000 and $0 for the quarters ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively, and $350,000 for the year ended September 30, 2018, which are nondeductible expenses for federal income tax purposes.
(2) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations. In addition, legal costs related to the sale of the sole Michigan branch, are recorded in professional services and included in these Branch closure costs.
(3) Audit and financial reporting costs include professional fees related to initial SOX compliance and additional audit and professional fees related to the change in our year end from September 30 to December 31.
(4) Net income as adjusted is a non-GAAP measure that management believes enhances the market's ability to assess the underlying business performance and trends related to core business activities.

(5) Provision for income tax on net income as adjusted is calculated at 21.0% for the quarter ended March 31, 2019, 26.0% for the quarter ended December 31, 2018 and at 24.5% for all quarters in fiscal 2018, which represents our federal statutory tax rate for each respective period presented.
(6) As a result of the Tax Cuts and Jobs Act of 2017, we recorded a one-time net tax provision of $275,000 and $63,000 in December 2017 and September 2018, respectively, totaling $338,000 in fiscal 2018. These tax entries are included in provision for income taxes expense in the consolidated statement of operations.

Reconciliation of tangible book value per share (non-GAAP):

Tangible book value per share at end of period	March 31, 2019	December 31, 2018	September 30, 2018	March 31, 2018
Total stockholders' equity	$138,380	$138,187	$135,847	$73,509
Less: Preferred stock	—	—	—	—
Less: Goodwill	(31,474)	(31,474)	(10,444)	(10,444)
Less: Intangible assets	(7,174)	(7,501)	(4,805)	(5,126)
Tangible common equity (non-GAAP)	$99,732	$99,212	$120,598	$57,939
Ending common shares outstanding	10,990,033	10,953,512	10,913,853	5,902,481
Book value per share	$12.59	$12.62	$12.45	$12.45
Tangible book value per share (non-GAAP)	$9.07	$9.06	$11.05	$9.82

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP):

Tangible common equity as a percent of tangible assets at end of period	March 31, 2019	December 31, 2018	September 30, 2018	March 31, 2018
Total stockholders' equity	$138,380	$138,187	$135,847	$73,509
Less: Goodwill	(31,474)	(31,474)	(10,444)	(10,444)
Less: Intangible assets	(7,174)	(7,501)	(4,805)	(5,126)
Tangible common equity (non-GAAP)	$99,732	$99,212	$120,598	$57,939
Total Assets	$1,326,590	$1,287,924	$975,409	$940,383
Less: Goodwill	(31,474)	(31,474)	(10,444)	(10,444)
Less: Intangible assets	(7,174)	(7,501)	(4,805)	(5,126)
Tangible Assets (non-GAAP)	$1,287,942	$1,248,949	$960,160	$924,813
Total stockholders' equity to total assets ratio	10.43%	10.73%	13.93%	7.82%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.74%	7.94%	12.56%	6.26%

1Net income as adjusted is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table "Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)".

2 Tangible book value per share and tangible common equity as a percent of tangible assets are non-GAAP measure that management believes enhances investors' ability to better understand the Company's financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table "Reconciliation of tangible book value per share (non-GAAP)" and “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP).”

Nonperforming Assets:

	March 31, 2019 and Three Months Ended	December 31, 2018 and Three Months Ended	September 30, 2018 and Twelve Months Ended	March 31, 2018 and Three Months Ended
Nonperforming assets:
Nonaccrual loans	$9,871	$7,354	$7,210	$6,642
Accruing loans past due 90 days or more	1,713	736	1,117	281
Total nonperforming loans (“NPLs”)	11,584	8,090	8,327	6,923
Other real estate owned ("OREO")	2,071	2,522	2,749	7,015
Other collateral owned	29	48	19	65
Total nonperforming assets (“NPAs”)	$13,684	$10,660	$11,095	$14,003
Troubled Debt Restructurings (“TDRs”)	$9,984	$8,722	$8,418	$8,699
Nonaccrual TDRs	$2,501	$2,667	$2,687	$2,607
Average outstanding loan balance	$996,778	$921,951	$735,602	$725,601
Loans, end of period	$1,019,678	$992,556	$759,247	$721,128
Total assets, end of period	$1,326,590	$1,287,924	$975,409	$940,383
Allowance for loan losses ("ALL"), at beginning of period	$7,604	$6,748	$5,942	$5,859
Loans charged off:
Residential real estate	(67)	(43)	(202)	(49)
Commercial/Agricultural real estate	—	—	(74)	(8)
Consumer non-real estate	(78)	(79)	(379)	(67)
Commercial/Agricultural non-real estate	—	—	(52)	—
Total loans charged off	(145)	(122)	(707)	(124)
Recoveries of loans previously charged off:
Residential real estate	1	4	80	4
Commercial/Agricultural real estate	—	—	—	—
Consumer non-real estate	22	24	121	48
Commercial/Agricultural non-real estate	—	—	12	—
Total recoveries of loans previously charged off:	23	28	213	52
Net loans charged off (“NCOs”)	(122)	(94)	(494)	(72)
Additions to ALL via provision for loan losses charged to operations	1,225	950	1,300	100
ALL, at end of period	$8,707	$7,604	$6,748	$5,887
Ratios:
ALL to NCOs (annualized)	1,784.22%	2,022.34%	1,365.99%	2,044.10%
NCOs (annualized) to average loans	0.05%	0.04%	0.07%	0.04%
ALL to total loans	0.85%	0.77%	0.89%	0.82%
NPLs to total loans	1.14%	0.82%	1.10%	0.96%
NPAs to total assets	1.03%	0.83%	1.14%	1.49%

Nonaccrual Loans Rollforward:

	Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	March 31, 2018
Balance, beginning of period	$7,354	$7,210	$6,627	$6,388
Additions	3,428	906	2,030	901
Acquired nonaccrual loans	—	941	—	—
Charge offs	(31)	(40)	(68)	(34)
Transfers to OREO	(362)	(201)	(400)	(334)
Return to accrual status	(175)	—	(93)	—
Payments received	(282)	(1,429)	(676)	(257)
Other, net	(61)	(33)	(210)	(22)
Balance, end of period	$9,871	$7,354	$7,210	$6,642
Other Real Estate Owned Rollforward:

	Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	March 31, 2018
Balance, beginning of period	$2,522	$2,749	$5,328	$6,996
Loans transferred in	362	201	400	334
Branch properties sales	—	—	(1,245)	—
Sales	(808)	(210)	(1,762)	(256)
Write-downs	(6)	—	(127)	(27)
Other, net	1	(218)	155	(32)
Balance, end of period	$2,071	$2,522	$2,749	$7,015

Troubled Debt Restructurings in Accrual Status

	March 31, 2019		December 31, 2018		September 30, 2018		March 31, 2018
	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment
Troubled debt restructurings: Accrual Status
Residential real estate	37	$3,454	34	$3,319	34	$3,495	28	$3,015
Commercial/Agricultural real estate	17	3,454	15	2,209	14	1,646	12	2,414
Consumer non-real estate	11	90	13	99	14	109	16	146
Commercial/Agricultural non-real estate	3	485	2	428	3	481	3	517
Total loans	68	$7,483	64	$6,055	65	$5,731	59	$6,092

Loan Composition - Detail

To help better understand the Bank's loan trends, we have added the table below. The loan categories and amounts shown are the same as on the following page and are presented in a different format. The Community Banking loan portfolios reflect the Bank's strategy to grow its commercial banking business and consumer lending. The Legacy loan portfolios reflect the Bank's strategy to sell substantially all newly originated one to four family loans in the secondary market and the discontinuation of originated and purchased indirect paper loans, effective in the first quarter of fiscal 2017.

	March 31, 2019	December 31, 2018	September 30, 2018	March 31, 2018
Community Banking Loan Portfolios:
Commercial/Agricultural real estate:
Commercial real estate	$368,530	$357,959	$216,703	$187,735
Agricultural real estate	90,920	86,015	70,517	64,143
Multi-family real estate	83,961	69,400	48,061	38,389
Construction and land development	42,446	22,691	17,739	13,180
Commercial/Agricultural non-real estate:
Commercial non-real estate	105,803	112,427	76,254	58,200
Agricultural non-real estate	36,254	36,327	26,549	23,529
Residential real estate:
Purchased HELOC loans	12,346	12,883	13,729	16,187
Consumer non-real estate:
Other consumer	19,048	20,214	18,844	18,402
Total Community Banking Loan Portfolios	759,308	717,916	488,396	419,765

Legacy Loan Portfolios:
Residential real estate:
One to four family	201,796	209,926	196,052	209,044
Consumer non-real estate:
Originated indirect paper	52,422	56,585	60,991	73,599
Purchased indirect paper	12,910	15,006	17,254	22,665
Total Legacy Loan Portfolios	267,128	281,517	274,297	305,308
Gross loans	$1,026,436	$999,433	$762,693	$725,073

Loan Composition	March 31, 2019	December 31, 2018	September 30, 2018	March 31, 2018
Originated Loans:
Residential real estate:
One to four family	$119,477	$121,053	$122,797	$122,903
Purchased HELOC loans	12,346	12,883	13,729	16,187
Commercial/Agricultural real estate:
Commercial real estate	225,393	200,875	168,319	130,795
Agricultural real estate	33,311	29,589	27,017	12,683
Multi-family real estate	75,534	61,574	44,767	36,713
Construction and land development	27,414	15,812	14,648	8,990
Consumer non-real estate:
Originated indirect paper	52,422	56,585	60,991	73,599
Purchased indirect paper	12,910	15,006	17,254	22,665
Other Consumer	15,123	15,553	15,991	14,466
Commercial/Agricultural non-real estate:
Commercial non-real estate	72,889	73,518	62,196	41,141
Agricultural non-real estate	20,661	17,341	17,514	13,064
Total originated loans	$667,480	$619,789	$565,223	$493,206
Acquired Loans:
Residential real estate:
One to four family	$82,319	$88,873	$73,255	$86,141
Commercial/Agricultural real estate:
Commercial real estate	143,137	157,084	48,384	56,940
Agricultural real estate	57,609	56,426	43,500	51,460
Multi-family real estate	8,427	7,826	3,294	1,676
Construction and land development	15,032	6,879	3,091	4,190
Consumer non-real estate:
Other Consumer	3,925	4,661	2,853	3,936
Commercial/Agricultural non-real estate:
Commercial non-real estate	32,914	38,909	14,058	17,059
Agricultural non-real estate	15,593	18,986	9,035	10,465
Total acquired loans	$358,956	$379,644	$197,470	$231,867
Total Loans:
Residential real estate:
One to four family	$201,796	$209,926	$196,052	$209,044
Purchased HELOC loans	12,346	12,883	13,729	16,187
Commercial/Agricultural real estate:
Commercial real estate	368,530	357,959	216,703	187,735
Agricultural real estate	90,920	86,015	70,517	64,143
Multi-family real estate	83,961	69,400	48,061	38,389
Construction and land development	42,446	22,691	17,739	13,180
Consumer non-real estate:
Originated indirect paper	52,422	56,585	60,991	73,599
Purchased indirect paper	12,910	15,006	17,254	22,665
Other Consumer	19,048	20,214	18,844	18,402
Commercial/Agricultural non-real estate:
Commercial non-real estate	105,803	112,427	76,254	58,200
Agricultural non-real estate	36,254	36,327	26,549	23,529
Gross loans	$1,026,436	$999,433	$762,693	$725,073
Unearned net deferred fees and costs and loans in process	318	409	557	839
Unamortized discount on acquired loans	(7,076)	(7,286)	(4,003)	(4,784)
Total loans receivable	$1,019,678	$992,556	$759,247	$721,128

Deposit Composition:

	March 31, 2019	December 31, 2018	September 30, 2018	March 31, 2018
Non-interest bearing demand deposits	$138,280	$155,405	$87,495	$79,945
Interest bearing demand deposits	195,741	169,310	139,276	151,860
Savings accounts	159,325	192,310	97,329	100,363
Money market accounts	174,508	126,021	109,314	115,299
Certificate accounts	362,795	364,466	313,115	301,148
Total deposits	$1,030,649	$1,007,512	$746,529	$748,615

Average balances, Interest Yields and Rates:

	Three months ended March 31, 2019			Three months ended December 31, 2018			Three months ended March 31, 2018
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$26,014	$168	2.62%	$40,733	$195	1.90%	$27,772	$62	0.91%
Loans receivable	996,778	12,414	5.05%	921,951	11,839	5.09%	725,601	8,540	4.77%
Interest bearing deposits	6,913	39	2.29%	7,268	40	2.18%	7,281	31	1.73%
Investment securities (1)	156,157	947	2.57%	145,114	861	2.47%	113,943	620	2.39%
Non-marketable equity securities, at cost	10,375	150	5.86%	7,974	112	5.57%	8,005	99	5.02%
Total interest earning assets (1)	$1,196,237	$13,718	4.66%	$1,123,040	$13,047	4.62%	$882,602	$9,352	4.32%
Average interest bearing liabilities:
Savings accounts	$164,129	$175	0.43%	$165,434	$145	0.35%	$94,497	$28	0.12%
Demand deposits	189,348	354	0.76%	162,866	166	0.40%	153,032	114	0.30%
Money market accounts	152,963	382	1.01%	140,321	367	1.04%	118,622	161	0.55%
CD’s	326,834	1,529	1.90%	309,428	1,329	1.70%	265,621	863	1.32%
IRA’s	39,857	153	1.56%	37,789	124	1.30%	33,688	84	1.01%
Total deposits	$873,131	$2,593	1.20%	$815,838	$2,131	1.04%	$665,460	$1,250	0.76%
FHLB advances and other borrowings	126,239	1,063	3.41%	99,595	876	3.49%	117,939	746	2.57%
Total interest bearing liabilities	$999,370	$3,656	1.48%	$915,433	$3,007	1.30%	$783,399	$1,996	1.03%
Net interest income		$10,062			$10,040			$7,356
Interest rate spread			3.18%			3.32%			3.29%
Net interest margin (1)			3.43%			3.56%			3.40%
Average interest earning assets to average interest bearing liabilities			1.20			1.23			1.13

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended March 31, 2019 and December 31, 2018 and 24.5% for the quarter ended March 31, 2018. The FTE adjustment to net interest income included in the rate calculations totaled $42,000, $43,000 and $52,000 for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

CITIZENS COMMUNITY FEDERAL N.A.
Selected Capital Composition Highlights (unaudited)

	March 31, 2019	December 31, 2018	September 30, 2018	March 31, 2018	To Be Well Capitalized Under Prompt Corrective Action Provisions
Tier 1 leverage ratio (to adjusted total assets)	9.6%	9.7%	9.2%	9.3%	5.0%
Tier 1 capital (to risk weighted assets)	11.9%	11.9%	12.2%	12.4%	8.0%
Common equity tier 1 capital (to risk weighted assets)	11.9%	11.9%	12.2%	12.4%	6.5%
Total capital (to risk weighted assets)	12.7%	12.7%	13.1%	13.2%	10.0%